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                                                                    Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Shareholders
Input/Output, Inc.

We consent to the incorporation by reference in the registration statement on Form S-8 of Input/Output, Inc., of our report dated February 1, 2001 relating to the consolidated statements of operations, stockholders' equity and comprehensive earnings (loss), and cash flows of Input/Output, Inc. and subsidiaries for the seven-month period ended December 31, 2000 and the year ended May 31, 2000, and the related financial statement schedule, which report appears in the December 31, 2002 annual report on Form 10-K of Input/Output, Inc.


KPMG LLP

Houston, Texas
February 10, 2004